Exhibit 99.2

Perry Ellis International Elects Eduardo Sardiña to Board of Directors

Perry Ellis International (NASDAQ:PERY) announced today the election of Mr. Eduardo Sardiña as a new independent member to the Company’s Board of Directors, bringing the total number of directors to seven and the number of independent directors to five.

Mr. Sardiña comes to Perry Ellis International’s board with 33 years of experience at Bacardi Limited where he held several senior executive positions throughout his career. In his most recent role before retirement from Bacardi in 2006 he served as President and C.E.O. of Bacardi U.S.A., Inc. Eduardo also served as President of the Bacardi Limited North America Region as a member of the Executive Committee as well as a member of the Board of Directors of Bacardi Limited. He is a graduate of St. Benedict’s College where he received his bachelor’s degree and from the American Institute of Foreign Trade where he received his Master’s degree in International Management.

Mr. Sardiña also has a very strong civic commitment, currently serving on the boards of the University of Miami, the Orange Bowl Committee, and the South Florida Advisory Board of SunTrust Bank. He most recently became a member of the Private Banking and Investment Group Client Advisory Board of Merrill Lynch, and a member of the Board for the Institute of Global Justice and Dialogue at St. Thomas University.

“Eduardo’s strong leadership and operational background, financial experience, and strong ties to the local community make him an ideal complement to our board. In addition, I look forward to his marketing perspectives and international strategic planning insights as we move into 2010 and continue with our growth plans”, commented George Feldenkreis, Chairman and CEO of Perry Ellis International.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories, and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Cubavera®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Axis®, Tricots St. Raphael®, Gotcha®, Girl Star®, MCD® John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties including Pierre Cardin® for men’s sportswear, Nike® and Jag® for swimwear, and Callaway®, and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Integrated Corporate Relations

Allison Malkin, 203-682-8225